                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               COTELLIGENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              SKIRITAI CAPITAL LLC
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                              IMPORTANT INFORMATION

SKIRITAI Capital LLC plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Cotelligent, Inc. ("Cotelligent") in connection with the 2002 Annual Meeting of Stockholders of Cotelligent. SECURITY HOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents, will be available for free at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, by contacting SKIRITAI Capital LLC at (415) 921-7896, or by sending an email to rsilvestri@SKIRITAI.com. Information regarding the names, affiliation and interests of persons who may be deemed to be participants in the solicitation of proxies of Cotelligent's stockholders is set forth below.

                       INFORMATION REGARDING PARTICIPANTS

The following persons may be deemed to be participants in the solicitation of proxies referred to above: (i) SKIRITAI Capital LLC; (ii) Russell Silvestri;
(iii) James Glockner; and (iv) Lyron Bentovim.

SKIRITAI Capital LLC, Russell Silvestri, and James Glockner have direct beneficial ownership of shares of common stock of Cotelligent. Russell Silvestri and Lyron Bentovim may be deemed to have indirect beneficial ownership of shares of common stock of Cotelligent held by SKIRITAI Capital LLC by virtue of being the Managing Partner and Managing Director, respectively, of SKIRITAI Capital LLC. Quantified information relating to the security holdings of persons who may be deemed to be participants in the solicitation of Cotelligent's stockholders may be found in the Schedule 13D filed by SKIRITAI Capital LLC, Russell Silvestri and James Glockner on May 20, 2002.

                              SKIRITAI Capital LLC
                              655 Montgomery Street
                                   Suite 1438
                         San Francisco, California 94111


                                  May 15, 2002


VIA MESSENGER AND OVERNIGHT COURIER

Cotelligent, Inc.
44 Montgomery Street, Suite 4050
San Francisco, California 94104
Attention: Secretary

         RE: STOCKHOLDER NOTICE OF PROPOSAL TO TERMINATE RIGHTS AGREEMENT

Dear Secretary:

         The undersigned stockholders of Cotelligent, Inc., a Delaware corporation (the "Company"), hereby notify the Company, pursuant to Section 4 of
Article I of the Company's Amended and Restated Bylaws (the "Bylaws"), that the undersigned intend to present the following proposal (the "Proposal") at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), and may (but shall not be required by virtue of this stockholder notice) solicit proxies from one or more stockholders of the Company authorizing the undersigned to vote in favor of the Proposal at the Annual Meeting:

         "WHEREAS, Cotelligent, Inc., a Delaware corporation, is a party to that certain Rights Agreement, dated as of September 24, 1997 (the "Rights Agreement"), between the Company and BankBoston, a national banking association, as the same may have been amended from time to time.

         WHEREAS, the stockholders of the Company have determined that the Rights Agreement is not in the best interests of the stockholders of the Company.

         NOW, THEREFORE, BE IT RESOLVED, that the stockholders of the Company urge and recommend that the Board of Directors of the Company order the redemption of, and take all other action necessary or appropriate to redeem, all Rights (as defined in the Rights Agreement) issued and outstanding under the Rights Agreement pursuant to the terms and conditions thereof, and by so doing, cause the termination of all rights to exercise the Rights thereunder pursuant to the terms and conditions thereof and not adopt any new or similar plan without stockholder approval."

         Pursuant to Section 4 of Article I of the Bylaws, the undersigned hereby sets forth the following in support of the Proposal:

         (a) The text of the Proposal that the undersigned intends to present at the Annual Meeting is set forth above and on Annex A hereto.

         (b) The reasons why the undersigned favors the Proposal are set forth in Annex A hereto.

         (c) The names and addresses of the undersigned stockholders that intend to present the Proposal at the Annual Meeting are as follows:

                                Russell Silvestri
                            c/o SKIRITAI Capital LLC
                              655 Montgomery Street
                                   Suite 1438
                         San Francisco, California 94111

                              SKIRITAI Capital LLC
                              655 Montgomery Street
                                   Suite 1438
                         San Francisco, California 94111


         (d) As of the record date for the Annual Meeting (the "Record Date"), Russell Silvestri was the beneficial owner of an aggregate of 582,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") entitled to vote at the Annual Meeting. As evidenced by the broker's statement attached hereto as Annex B, as of the Record Date, such shares of Common Stock were held by Russell Silvestri and his direct investment account through a "street name" holder of record. As of the date hereof, Russell Silvestri is the beneficial owner of an aggregate of 656,000 shares of Common Stock. As evidenced by the broker's statement attached hereto as Annex B, as of the date hereof, such shares of Common Stock are held through a "street name" holder of record by Russell Silvestri's direct investment account and SKIRITAI Capital LLC, a Delaware limited liability company of which Russell Silvestri is the Managing Partner.

                  As of the Record Date, SKIRITAI Capital LLC was the beneficial owner of no shares of Common Stock entitled to vote at the Annual Meeting. As of the date hereof, SKIRITAI Capital LLC is the beneficial owner of an aggregate of 626,000 shares of Common Stock. As evidenced by the broker's statement attached hereto as Annex B, as of the date hereof, such shares of Common Stock are held by SKIRITAI Capital LLC through a "street name" holder of record.

         (e) SKIRITAI Capital LLC has no material interest in the Proposal other than as a stockholder of the Company.

         The undersigned believe that this stockholder notice complies in all respects with the applicable provisions of the Bylaws and applicable law. If the Company determines that this notice is incomplete or otherwise deficient in any respect, the undersigned request that the Company contact the undersigned immediately so that any alleged deficiencies may be addressed promptly.

         Please acknowledge receipt of this letter by signing and dating the enclosed copy of this letter and returning the same to the undersigned in the enclosed envelope.


                                                     Very truly yours,

                                                     SKIRITAI Capital LLC


                                                     /s/ Lyron Bentovim
                                                     ---------------------------
                                                     Lyron Bentovim
                                                     Managing Director


                                                     Russell Silvestri


                                                     /s/ Russell Silvestri
                                                     ---------------------------


RECEIPT ACKNOWLEDGED ON MAY ___, 2002

COTELLIGENT, INC.


By:
----------------------------------
Name:
Title:

                                     ANNEX A

               STOCKHOLDER PROPOSAL TO TERMINATE RIGHTS AGREEMENT

Text of the Proposal

         WHEREAS, Cotelligent, Inc., a Delaware corporation, is a party to that certain Rights Agreement, dated as of September 24, 1997 (the "Rights Agreement"), between the Company and BankBoston, a national banking association, as the same may have been amended from time to time.

         WHEREAS, the stockholders of the Company have determined that the Rights Agreement is not in the best interests of the stockholders of the Company.

         NOW, THEREFORE, BE IT RESOLVED, that the stockholders of the Company urge and recommend that the Board of Directors of the Company order the redemption of, and take all other action necessary or appropriate to redeem, all Rights (as defined in the Rights Agreement) issued and outstanding under the Rights Agreement pursuant to the terms and conditions thereof, and by so doing, cause the termination of all rights to exercise the Rights thereunder pursuant to the terms and conditions thereof and not adopt any new or similar plan without stockholder approval.

Reasons that SKIRITAI Capital LLC and Russell Silvestri Favor the Proposal

         As set forth more fully in the letter to the Company attached hereto as Annex C, the Company's common stock price per share has continuously declined from a high of $5.72 on June 30, 2000 to the current price of $0.52 on May 14, 2002.

         We believe this is an appropriate time for the Board of Directors of the Company to eliminate the Company's Rights Agreement, commonly know as a poison pill. We do not share the view of the Board of Directors that our Company should have put a poison pill into effect without stockholder approval.

         We believe the Company should liquidate or sell its assets to maximize stockholder value. A Rights Plan is an impediment to that goal. We believe that the Rights Plan may be unjustifiably deterring third parties who would otherwise be interested in acquiring the Company from submitting proposals to do so.

         While management and the Board of Directors should have appropriate tools to ensure that all stockholders benefit from any proposal to buy the Company, we do not believe that the future possibility of an unsolicited bid justifies the unilateral implementation of a poison pill.

         The effect of poison pills on the value of companies' stock has been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the economics of rights plans states that "The stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." A 1992 study by Professor John Pound of Harvard University's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills.

Material Interests of SKIRITAI Capital LLC and Russell Silvestri in the Proposal

Neither SKIRITAI Capital LLC nor Russell Silvestri has any material interest in the Proposal other than as a stockholder of the Company.

                                     ANNEX B

                       EVIDENCE OF OWNERSHIP OF SHARES AND
                       RIGHT TO VOTE AT THE ANNUAL MEETING

                         BANC OF AMERICA SECURITIES LLC

                        WORKING APPRAISAL BY ASSET CLASS

Russ Silvestri IRA                                                      04/24/02

DATE          TAX       SHARES/     BROKER       UNIT      CURRENT         PCT       TOTAL       MARKET      UNREALIZED       PCT OF
OPENED        TERM      FACE                     COST       PRICE          G/L       COST        VALUE       GAIN/LOSS        ASSETS
CGZT          COTELLIGENT GROUP INC.
02/14/02      ST        15,000.00   MONT        0.40000    0.50000        25.00     6,000.00    7,500.00      1,500.00        1.20
02/19/02      ST         5,000.00   MONT        0.35000    0.50000        42.86     1,750.00    2,500.00        750.00        0.40
03/28/02      ST        10,000.00   MONT        0.48000    0.50000         4.17     4,800.00    5,000.00        200.00        0.80
                        ---------               -------    -------        -----     --------    --------      --------        ----
                        30,000.00               0.41833    0.50000        19.52    12,550.00   15,000.00      2,450.00        2.41

                         BANC OF AMERICA SECURITIES LLC

                        WORKING APPRAISAL BY ASSET CLASS

Russ Silvestri                                                          04/24/02


DATE          TAX       SHARES/     BROKER       UNIT      CURRENT         PCT       TOTAL       MARKET      UNREALIZED       PCT OF
OPENED        TERM      FACE                     COST       PRICE          G/L       COST        VALUE       GAIN/LOSS        ASSETS
CGZT          COTELLIGENT GROUP INC.
01/03/02      ST        15,000.00    MONT       0.33003    0.50000        51.50    4,950.50     7,500.00      2,549.50         0.44
01/18/02      ST        15,000.00    MONT       0.40333    0.50000        23.97    6,050.00     7,500.00      1,450.00         0.44
01/22/02      ST        10,000.00    MONT       0.35500    0.50000        40.85    3,550.00     5,000.00      1,450.00         0.30
01/24/02      ST        65,000.00    MONT       0.40850    0.50000        22.40   26,552.50    32,500.00      5,947.50         1.92
01/25/02      ST        20,000.00    MONT       0.34000    0.50000        47.06    6,800.00    10,000.00      3,200.00         0.59
01/28/02      ST        50,000.00    MONT       0.34200    0.50000        46.20   17,100.00    25,000.00      7,900.00         1.48
01/29/02      ST         5,000.00    MONT       0.33000    0.50000        53.52    1,650.00     2,500.00        850.00         0.15
01/31/02      ST        20,000.00    MONT       0.33000    0.50000        51.52    6,600.00    10,000.00      3,400.00         0.59
02/07/02      ST         5,000.00    MONT       0.32000    0.50000        56.25    1,600.00     2,500.00        900.00         0.15
02/08/02      ST        25,000.00    MONT       0.31000    0.50000        61.29    7,750.00    12,500.00      4,750.00         0.74
02/28/02      ST         5,000.00    CANT       0.40300    0.50000        24.07    2,015.00     2,500.00        485.00         0.15
03/22/02      ST       125,000.00    MONT       0.49800    0.50000         0.40   62,250.00    62,500.00        250.00         3.69
03/26/02      ST        25,000.00    HRZG       0.40060    0.50000        24.81   10,015.00    12,500.00      2,485.00         0.74
03/27/02      ST        77,000.00    HRZG       0.41239    0.50000        21.24   31,754.40    38,500.00      6,745.60         2.27
03/28/02      ST        90,000.00    HERZ       0.42687    0.50000        17.13   38,418.00    45,000.00      6,582.00         2.66
                       ----------               -------    -------        -----  ----------   ----------     ---------        -----
                       552,000.00               0.41133    0.50000        21.56  227,055.40   276,000.00     48,944.60        16.31

                         BANC OF AMERICA SECURITIES LLC

                        WORKING APPRAISAL BY ASSET CLASS

Skiritai Capital LLC                                                    05/15/02

DATE          TAX       SHARES/      BROKER     UNIT       CURRENT     PCT        TOTAL         MARKET      UNREALIZED       PCT OF
OPENED        TERM      FACE                    COST       PRICE       G/L        COST          VALUE       GAIN/LOSS        ASSETS
CGZT          COTELLIGENT GROUP INC.
01/03/02      ST        15,000.00    STUP       0.33003    0.52000     57.56     4,950.50      7,800.00      2,849.50         0.59
01/18/02      ST        15,000.00    STUP       0.40333    0.52000     28.93     6,050.00      7,800.00      1,750.00         0.59
01/22/02      ST        10,000.00    STUP       0.35500    0.52000     46.48     3,550.00      5,200.00      1,650.00         0.40
01/24/02      ST        65,000.00    STUP       0.40850    0.52000     27.29    26,552.50     33,800.00      7,247.50         2.57
01/25/02      ST        20,000.00    STUP       0.34000    0.52000     52.94     6,800.00     10,400.00      3,600.00         0.79
01/28/02      ST        50,000.00    STUP       0.34200    0.52000     52.05    17,100.00     26,000.00      8,900.00         1.98
01/29/02      ST         5,000.00    STUP       0.33000    0.52000     57.58     1,650.00      2,600.00        950.00         0.20
01/31/02      ST        20,000.00    STUP       0.33000    0.52000     57.58     6,600.00     10,400.00      3,800.00         0.79
02/07/02      ST         5,000.00    STUP       0.32000    0.52000     62.50     1,600.00      2,600.00      1,000.00         0.20
02/08/02      ST        25,000.00    STUP       0.31000    0.52000     67.74     7,750.00     13,000.00      5,250.00         0.99
02/28/02      ST         5,000.00    STUP       0.40300    0.52000     29.03     2,015.00      2,600.00        585.00         0.20
03/22/02      ST       125,000.00    STUP       0.49800    0.52000      4.42    62,250.00     65,000.00      2,750.00         4.95
03/26/02      ST        25,000.00    STUP       0.40060    0.52000     29.81    10,015.00     13,000.00      2,985.00         0.99
03/27/02      ST        77,000.00    STUP       0.41239    0.52000     26.09    31,754.40     40,040.00      8,285.60         3.05
03/28/02      ST        90,000.00    STUP       0.42687    0.52000     21.82    38,418.00     46,800.00      8,382.00         3.56
04/30/02      ST         3,000.00    STUP       0.51000    0.52000      1.96     1,530.00      1,560.00         30.00         0.12
05/02/02      ST        10,000.00    STUP       0.45150    0.52000     15.17     4,515.00      5,200.00        685.00         0.40
05/03/02      ST        16,000.00    STUP       0.45094    0.52000     15.32     7,215.00      8,320.00      1,105.00         0.63
05/08/02      ST         5,000.00    STUP       0.42300    0.52000     22.93     2,115.00      2,600.00        485.00         0.20
05/10/02      ST        15,000.00    MLCO       0.44430    0.52000     17.04     6,664.50      7,800.00      1,135.50         0.59
05/13/02      ST        25,000.00    MLCO       0.51060    0.52000      1.84    12,765.00     13,000.00        235.00         0.99
                       ----------               -------    -------     -----   ----------    ----------     ---------        -----
                       626,000.00               0.41831    0.52000     24.31   261,859.90    325,520.00     63,660.10        24.77

                         BANC OF AMERICA SECURITIES LLC

                        WORKING APPRAISAL BY ASSET CLASS

Russ Silvestri IRA                                                      05/15/02

DATE           TAX      SHARES/      BROKER     UNIT       CURRENT      PCT       TOTAL       MARKET      UNREALIZED       PCT OF
OPENED         TERM     FACE                    COST       PRICE        G/L       COST        VALUE       GAIN/LOSS        ASSETS
CGZT           COTELLIGENT GROUP INC.
02/14/02       ST       15,000.00    MONT       0.40000    0.52000      30.00     6,000.00    7,800.00    1,800.00         1.30
02/19/02       ST        5,000.00    MONT       0.35000    0.52000      48.57     1,750.00    2,600.00      850.00         0.43
03/28/02       ST       10,000.00    MONT       0.48000    0.52000       8.33     4,800.00    5,200.00      400.00         0.86
                        ---------               -------    -------      -----    ---------   ---------    --------         ----
                        30,000.00               0.41833    0.52000      24.30    12,550.00   15,600.00    3,050.00         2.59

                                     ANNEX C

                              SKIRITAI Capital LLC
                              655 Montgomery Street
                                   Suite 1438
                         San Francisco, California 94111


                                  May 15, 2002


VIA MESSENGER AND OVERNIGHT COURIER

Board of Directors
Cotelligent, Inc.
44 Montgomery Street
San Francisco, California 94104

Dear Ladies and Gentlemen:

As you may know, SKIRITAI Capital LLC is the beneficial holder of an aggregate of 626,000 shares of common stock, par value $.01 per share ("Common Stock"), of Cotelligent, Inc., a Delaware corporation ("Cotelligent" or the "Company"). These shares of Common Stock represent approximately 4.2 percent of the Company's Common Stock, based upon the 14,900,891 shares of Common Stock issued and outstanding as of April 24, 2002 as set forth in the Company's Proxy Statement for its 2002 Annual Meeting of Stockholders to be held on June 11, 2002.

As a stockholder of Cotelligent, we are deeply concerned about the strategic direction of the Company and the apparent inability of the Company's Board of Directors and management team to develop and implement a strategic plan that will maximize the value of the Company's assets for all of its stockholders. We have met with members of Cotelligent's management team on three separate occasions and, during each of these meetings, the Company's management described a different strategic plan for the Company. If we are to accept the Company's strategic plan as expressed in its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, as amended, Cotelligent currently intends to pursue a strategy of providing "complete business solutions, specializing in mobile business and Web services solutions." We believe, however, that such a strategy is likely to fail in the current business environment due to the Company's previous and ongoing failure to execute this strategic plan amid competition from numerous larger industry participants, and many smaller low-cost solutions providers, who are implementing similar strategies more effectively. Moreover, recklessly pursuing such a strategic plan will continue to deplete one of the Company's sole remaining valuable assets, its cash reserves of approximately $23 million. We further believe that our concerns regarding Cotelligent's current strategic plan are shared by the investment community, as reflected in the continuously declining price of the Company's Common Stock from a high of $5.72 on June 30, 2000 to the current price of $0.52 on May 14, 2002.

In light of the foregoing, we do not believe that Cotelligent's Board of Directors or its management team have the ability to develop or implement a strategic plan that will create long term stockholder value in excess of the current value of the Company's assets. Accordingly, we are strongly encouraging the Company's Board of Directors to take immediate steps to consider and take action that will maximize the value of the Company's assets in the near term. Such steps could include the replacement of senior management, the dissolution of the Company and the distribution of its residual cash reserves and other assets to the Company's stockholders, or an immediate auction and sale of the Company to the highest bidder.

We further note that Cotelligent has a so-called "poison pill" rights plan, which we believe may be unjustifiably deterring third parties who would otherwise be interested in acquiring the Company or its assets. Because we believe that a sale of Cotelligent could be one method of maximizing the value of the Company and its assets, we urge the Company's Board of Directors to terminate the rights plan immediately. To bring this matter to the attention of the Company's other stockholders, we are also delivering to the Company under separate letter a stockholder proposal to terminate the Company's rights plan as promptly as practicable, which we are requesting to have included in the Company's proxy statement for its 2002 Annual Meeting of Stockholders.

We would like to remind the Company's Board of Directors that it has a fiduciary responsibility to maximize the value of Cotelligent and its assets for all of the Company's stockholders. We believe that, by pursuing the Company's current strategic plan, the Board of Directors is failing to fulfill its fiduciary obligations to the Company's stockholders. Accordingly, we urge Board of Directors to consider the establishment of an independent committee of the Board of Directors charged with the responsibility of considering the matters that we have raised in this letter and, ultimately, with taking appropriate action to maximize the value of the Company for the benefit of its stockholders.

We would also like to invite the Company's Board of Directors or any of its members to meet with us to discuss the matters that we have raised in this letter. We believe that such matters are of the utmost importance to the Company and its stockholders and encourage the Board of Directors to afford them the critical importance they deserve under the present circumstances. We look forward to hearing from you promptly.


                                                     Very truly yours,

                                                     SKIRITAI Capital LLC


                                                     /s/ Russell Silvestri
                                                     ---------------------------
                                                     Russell Silvestri
                                                     Managing Partner